UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2013

ADEPT TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-27122 (Commission file number)	94-2900635 (I.R.S. Employer Identification Number)

5960 Inglewood Drive Pleasanton, CA (Address of principal executive offices)	94588 (Zip Code)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (925) 245-3400

None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

CEO Separation and Appointment

(b)           On February 19, 2013, John Dulchinos orally communicated his resignation from his officer and director positions with Adept Technology, Inc. (“Adept” or the “Company”), and the Adept Board of Directors approved Mr. Dulchinos’ separation from service as Adept’s President and Chief Executive Officer effective February 19, 2013.  On February 20, 2013, Mr. Dulchinos submitted his written resignation to the Board. To the Company’s knowledge, Mr. Dulchinos’ resignation as a director was not the result of disagreement with the Company relating to its operations, policies or practices. Separation arrangements are currently under discussion.

(c)           Effective February 19, 2013, Rob Cain, 47, was appointed by the Adept Board of Directors as President and Chief Executive Officer of Adept.  Mr. Cain has over 25 years of experience working with high tech companies and capital equipment OEM / service providers, including serving as Chief Operating Officer of Telanetix, Inc. (OTC: BB), a provider of SaaS based telephony solutions, since February 2010. Telanetix announced the definitive agreement for its sale to Intermedia in January 2013. He has also been an operating partner of Hale Capital Partners L.P. since March 2010 and in that capacity has provided consulting services to Adept. Mr. Cain previously served as the Senior Vice President of Operations for Avure Technologies, a provider of high pressure technology to industrial and consumer products industries, from 2006 to 2010. From 2004 to 2005, Mr. Cain managed operations for ECCO Corporation, a supplier of emergency warning products for commercial vehicles.

In connection with Rob Cain’s employment as President and Chief Executive Officer, Adept entered into an offer letter agreement with Mr. Cain on February 22, 2013.  The letter agreement provides for “at will” employment subject to 30-days notice of termination, an annual salary of $250,000, bonus potential up to $50,000 for attaining performance objectives to be defined, participation in a management incentive plan to be made available to Adept employees, customary vacation accrual, and options to purchase up to 75,000 shares of Adept common stock at an exercise price of $4.60, with one-third of the shares vesting upon achievement of one of three specified Adept financial and new product and customer sales performance targets.

The foregoing description of the Offer Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Offer Letter Agreement, which is attached as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference in its entirety.

Senior Vice President, Sales Separation

(b)           On February 21, 2013, Mr. John Boutsikaris tendered his resignation from service as Senior Vice President, Global Sales and Marketing of Adept effective March 7, 2013.

On February 24, 2013, Adept and Mr. Boutsikaris entered into a separation agreement with a customary liability waiver and release and entitling Mr. Boutsikaris to receive post-termination separation payments in an aggregate amount of $36,667, subject to applicable tax withholdings.  He will also be entitled to Company-paid health benefits through March 31, 2013 subject to customary conditions. In addition, the exercise period of his stock options that are vested as of the termination date has been extended to June 30, 2013 and 3,750 shares of his restricted stock will be accelerated and vested.  The separation agreement will be deemed “effective” the eighth day after Mr. Boutsikaris’ execution of such agreement absent his revocation thereof.

The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Separation Agreement, which is attached as Exhibit 10.2 to this Form 8-K and is incorporated herein by reference in its entirety.

On February 24, 2013, Adept issued a press release regarding Adept’s change in President and Chief Executive Officer. The press release is filed with this report on Form 8-K as Exhibit 99.1.

Item 9.01 Exhibits.

(d)	Exhibit	Description

	10.1	Offer Letter Agreement, dated February 22, 2013, between Adept Technology, Inc. and Rob Cain.

	10.2	Separation Agreement and Release of All Claims, dated February 24, 2013 between Adept Technology and John Boutsikaris.

	99.1	Press Release, dated February 24, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADEPT TECHNOLOGY, INC.

Date: February 25, 2013	By: /s/ Michael Schradle
Michael Schradle
Senior Vice President of Finance and Chief Financial Officer

INDEX OF EXHIBITS

10.1	Offer Letter Agreement, dated February 22, 2013, between Adept Technology, Inc. and Rob Cain.

10.2	Separation Agreement and Release of All Claims, dated February 24, 2013 between Adept Technology and John Boutsikaris.

99.1	Press Release, dated February 24, 2013.